Exhibit 99
News Release
First Midwest Bancorp, Inc.		First Midwest Bancorp One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACTS:	Michael L. Scudder
EVP, Chief Financial Officer
TRADED:	NASDAQ Global Select Market	(630) 875-7283
SYMBOL:	FMBI	www.firstmidwest.com
FIRST MIDWEST REPORTS STRONG THIRD QUARTER RESULTS
3rd QUARTER 2006 HIGHLIGHTS:
Net Income of $31.2 million, Up 15.5% vs. 3Q05
EPS of $0.62, Up 5.1% vs. 3Q05
Net Interest Margin of 3.69% vs. 3.70% for 2Q06
Fee-Based Revenues Up 3.3%, or 13.2% Annualized vs. 2Q06

ITASCA, IL, OCTOBER 25, 2006 - First Midwest Bancorp, Inc. ("First Midwest") (NASDAQ NGS: FMBI) today reported net income for third quarter ended September 30, 2006 of $31.2 million, up 15.5% as compared to $27.0 million in third quarter 2005. For the first nine months of 2006, net income was $85.7 million, up 8.9% as compared to $78.7 million for the same period in 2005.

Operating results for the third quarter and first nine months of 2006 reflect stock option expense attributable to the adoption of FAS 123R of $737 thousand, or $450 thousand after tax, and $2.1 million, or $1.3 million after tax, respectively. In addition, performance for the first nine months of 2006 was negatively impacted by integration and related costs totaling $3.0 million, or $1.8 million after tax, recorded in the second quarter specific to the Bank Calumet acquisition.

Earnings per diluted share was $0.62 for third quarter ended September 30, 2006 and $1.74 for the first nine months of 2006, as compared to $0.59 for third quarter 2005 and $1.71 for the first nine months of 2005. Earnings per diluted share for both third quarter 2006 and the first nine months of 2006 were negatively impacted by the March 9, 2006 issuance of 4.4 million common shares in connection with the acquisition of Bank Calumet. Operating results include the impact of expensing stock options of

$0.01 per diluted share in third quarter 2006 and $0.03 per diluted share in the first nine months of 2006. In addition, performance for the first nine months of 2006 was negatively impacted by $0.04 per diluted share, reflecting integration and related costs recorded in the second quarter specific to the Bank Calumet acquisition.

Third quarter 2006 performance resulted in an annualized return on average assets of 1.44%, as compared to 1.51% for third quarter 2005, and an annualized return on average equity of 17.1%, as compared to 19.8% for third quarter 2005.

"Third quarter performance reflects our ongoing efforts to build a solid foundation for future performance," said First Midwest President and Chief Executive Officer John O'Meara. "The integration of Bank Calumet into our organization continues on pace, with a focus on maximizing the sales and marketing opportunities within the Northwest Indiana marketplace. From a balance sheet perspective, plans to reduce the size of our securities portfolio are on track while corporate lending continues to show solid growth. Retail business remains stable in a very competitive operating environment. Finally, credit costs remain low, asset quality remains controlled, and our fee-based revenues continue to expand."

Earnings Guidance

O'Meara concluded, "Competition for both loans and deposits in the marketplace remains intense. Pricing pressures resulting from this competition combined with deposit balances shifting towards higher-yielding products and the persistence of a flat yield curve, continue to pressure margin performance across the industry. As we navigate the remainder of 2006, we expect the negative impact of margin contraction to be largely offset by solid corporate loan growth, low credit costs, increased fee-based revenues, and diligent expense management. Based on year-to-date results and our expectations for the fourth quarter of 2006, we currently expect full year diluted earnings per share to be in the range of $2.37 to $2.41."

Net Interest Margin

First Midwest's net interest income was $65.7 million for third quarter 2006, up 9.5% from $60.0 million for third quarter 2005. This increase was driven by a $1.2 billion increase in interest-earning assets relative to third quarter 2005, which was primarily due to the acquisition of Bank Calumet on March 31, 2006. Net interest margin for third quarter 2006 was 3.69%, stable in comparison to 3.70% in second quarter 2006, and reflected the offsetting impact of higher loan and securities yields and increased deposit and borrowing costs.

Increases in Loan Growth and Funding

Total loans grew to $5.1 billion as of September 30, 2006, an increase of 18.2% from September 30, 2005. This growth was due primarily to the addition of $676.4 million of loans acquired as part of the acquisition of Bank Calumet. Excluding indirect consumer lending, total loans as of September 30, 2006 increased 1.0%, or 4.0% annualized, in comparison to June 30, 2006. Corporate loans increased 1.7%, or 6.8% annualized, from June 30, 2006 reflecting growth in commercial, agricultural, and real estate construction lending.

Average deposits for third quarter 2006 totaled $6.2 billion, an increase of 20.2%, in comparison to third quarter 2005, primarily as a result of deposits obtained through the acquisition of Bank Calumet. In comparison to second quarter 2006, average deposits for third quarter 2006 were relatively unchanged, as growth in time deposit balances were offset by lower transactional deposit balances.

Noninterest Income and Expense

First Midwest's total noninterest income for third quarter 2006 was $27.0 million, up 32.4% from $20.4 million in third quarter 2005, primarily due to stronger fee-based revenues and higher revenue from corporate owned life insurance. For third quarter 2006, fee-based revenues totaled $23.9 million, up $5.4 million, or 29.2%, as compared to third quarter 2005, with approximately $3.4 million of this increase attributable to the acquisition of Bank Calumet, and the remainder reflecting higher service charges on deposit accounts and card-based revenues. Comparing sequential quarters, noninterest income was up 6.8% from second quarter 2006, primarily as the result of an increase in fee-based revenues. For third quarter 2006, fee-based revenues increased $771,000, or 3.3%, as compared to second quarter 2006, reflecting higher service charges, mortgage revenue, merchant processing and check printing fees, and trust income.

Total noninterest expense for third quarter 2006 was $49.1 million, up from $42.1 million in third quarter 2005. The majority of this increase is attributable to higher salaries, employee benefits, professional services, and occupancy expenses resulting from the acquisition of Bank Calumet.

First Midwest's efficiency ratio was 49.1% for third quarter 2006, as compared to 49.4% for third quarter 2005.

Stable Credit Quality

First Midwest's overall credit quality remained solid and relatively stable during third quarter 2006, with nonperforming assets as of September 30, 2006 totaling $21.5 million as compared to $19.6 million at June 30, 2006. Net charge-offs for third quarter 2006 remained low representing 0.21% of average loans, as compared to 0.16% for second quarter 2006. As of September 30, 2006, nonperforming assets, including foreclosed real estate, represented 0.42% of total loans plus foreclosed real estate, as compared to 0.39% as of June 30, 2006. As of September 30, 2006, the reserve for loan losses stood at 1.23% of total loans, as compared to 1.24% as of June 30, 2006, representing 357% of nonperforming loans.

Solid Capital Management

As of September 30, 2006, First Midwest's Total Risk Based Capital ratio was 11.6%, compared to 11.5% as of September 30, 2005. The Tier 1 Risk Based Capital ratio was 9.1%, compared to 10.4% as of September 30, 2005. First Midwest's Tier 1 Leverage Ratio was 7.0% compared to 8.2% as of September 30, 2005. First Midwest's tangible capital ratio, which represents the ratio of stockholders' equity to total assets excluding intangible assets, stood at 5.44%, down from 6.21% as of September 30, 2005. This decline was primarily due to an increase in goodwill and other intangible assets resulting from the acquisition of Bank Calumet on March 31, 2006. First Midwest has elected to suspend its stock repurchase program as it looks to rebuild tangible capital following the acquisition of Bank Calumet.

About First Midwest

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area's largest independent bank holding companies, First

Midwest provides the full range of both business and retail banking and trust and investment management services through 101 offices located in 62 communities, primarily in metropolitan Chicago. First Midwest was the only bank named by Chicago magazine as one of the 25 best places to work in Chicago.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2005 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

  Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

  Condensed Consolidated Statements of Condition (1 page)

  Condensed Consolidated Statements of Income (1 page)

  Selected Quarterly Data and Asset Quality Data (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated October 25, 2006

Operating Highlights
Unaudited	Quarters Ended	Nine Months Ended

(Amounts in thousands except per share data)	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

Net income	$31,215	$28,735	$27,030	$85,718	$78,747
Diluted earnings per share	$0.62	$0.57	$0.59	$1.74	$1.71
Return on average equity	17.09%	16.50%	19.76%	17.05%	19.59%
Return on average assets	1.44%	1.33%	1.51%	1.38%	1.51%
Net interest margin	3.69%	3.70%	3.88%	3.71%	3.89%
Efficiency ratio	49.06%	52.12%	49.39%	50.86%	49.33%

Balance Sheet Highlights
Unaudited	Quarters Ended

(Amounts in thousands except per share data)	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005

Total assets	$8,596,864	$8,692,828	$7,201,261
Total loans	5,069,554	5,041,345	4,287,266
Total deposits	6,229,390	6,258,185	5,225,847
Stockholders' equity	745,869	694,938	536,181
Book value per share	$14.92	$13.92	$11.81
Period end shares outstanding	50,001	49,925	45,385

Stock Performance Data
Unaudited	Quarters Ended

Sept. 30, 2006	June 30, 2006	Sept. 30, 2005

Market Price:
Quarter End	$37.89	$37.08	$37.24
High	$38.89	$37.52	$39.18
Low	$34.42	$34.64	$34.43
Quarter end price to book value	2.5	x	2.7	x	3.2	x
Quarter end price to consensus estimated 2006 earnings	15.6	x	15.2	x	N/A
Dividends declared per share	$0.275	$0.275	$0.250

First Midwest Bancorp, Inc.	Press Release Dated October 25, 2006

Condensed Consolidated Statements of Condition
Unaudited (1)	September 30,

(Amounts in thousands)	2006	2005

Assets
Cash and due from banks	$182,484	$170,473
Funds sold and other short-term investments	9,516	8,109
Securities available for sale	2,561,962	2,299,250
Securities held to maturity, at amortized cost	98,745	49,118
Loans	5,069,554	4,287,266
Reserve for loan losses	(62,370)	(56,283)

Net loans	5,007,184	4,230,983

Premises, furniture, and equipment	122,662	96,292
Investment in corporate owned life insurance	194,632	155,005
Goodwill and other intangible assets	293,839	95,114
Accrued interest receivable and other assets	125,840	96,917

Total assets	$8,596,864	$7,201,261

Liabilities and Stockholders' Equity
Deposits	$6,229,390	$5,225,847
Borrowed funds	1,295,316	1,221,151
Long-term debt	228,747	130,421
Accrued interest payable and other liabilities	97,542	87,661

Total liabilities	7,850,995	6,665,080

Common stock	613	569
Additional paid-in capital	203,860	60,749
Retained earnings	807,039	752,446
Accumulated other comprehensive loss	(1,674)	(5,944)
Treasury stock, at cost	(263,969)	(271,639)

Total stockholders' equity	745,869	536,181

Total liabilities and stockholders' equity	$8,596,864	$7,201,261

(1) While unaudited, the Condensed Consolidated Statements of Condition have been prepared in accordance with U.S. generally accepted accounting principles and, as of September 30, 2005, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report. Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended September 30, 2006.

First Midwest Bancorp, Inc.			Press Release Dated October 25, 2006

Condensed Consolidated Statements of Income	Quarters Ended		Nine Months Ended
Unaudited (1)	September 30,		September 30,

(Amounts in thousands except per share data)	2006	2005	2006	2005

Interest Income
Loans	$93,929	$69,482	$258,756	$193,422
Securities	32,374	24,664	91,833	72,992
Other	134	111	423	256

Total interest income	126,437	94,257	351,012	266,670

Interest Expense
Deposits	40,335	23,137	105,349	60,501
Borrowed funds	16,799	9,049	46,869	23,471
Long-term debt	3,630	2,090	9,698	6,197

Total interest expense	60,764	34,276	161,916	90,169

Net interest income	65,673	59,981	189,096	176,501
Provision for loan losses	2,715	1,200	6,364	6,150

Net interest income after provision for loan losses	62,958	58,781	182,732	170,351

Noninterest Income
Service charges on deposit accounts	10,971	7,752	29,442	21,891
Trust and investment management fees	3,736	3,255	10,603	9,534
Other service charges, commissions, and fees	5,471	4,881	14,773	13,093
Card-based fees	3,734	2,625	10,065	7,592

Subtotal, fee-based revenues	23,912	18,513	64,883	52,110

Corporate owned life insurance income	2,206	1,308	5,650	3,726
Security gains, net	509	292	898	2,837
Other	364	270	2,199	1,529

Total noninterest income	26,991	20,383	73,630	60,202

Noninterest Expense
Salaries and employee benefits	27,023	24,276	79,694	71,188
Net occupancy expense	5,482	3,990	15,146	12,278
Equipment expense	2,651	2,270	7,487	6,438
Technology and related costs	1,770	1,387	5,052	4,164
Other	12,192	10,185	37,441	29,057

Total noninterest expense	49,118	42,108	144,820	123,125

Income before taxes	40,831	37,056	111,542	107,428
Income tax expense	9,616	10,026	25,824	28,681

Net Income	$31,215	$27,030	$85,718	$78,747

Diluted Earnings Per Share	$0.62	$0.59	$1.74	$1.71

Dividends Declared Per Share	$0.275	$0.250	$0.825	$0.74

Weighted Average Diluted Shares Outstanding	50,315	45,761	49,158	45,940

  While unaudited, the Condensed Consolidated Statements of Income have been prepared in accordance with U.S. generally accepted accounting principles and, for the quarter and nine months ended September 30, 2005, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report. Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter and nine months ended September 30, 2006.

First Midwest Bancorp, Inc.		Press Release Dated October 25, 2006

Selected Quarterly Data
Unaudited	Year to Date		Quarters Ended

(Amounts in thousands except per share data)	9/30/06	9/30/05	9/30/06	6/30/06	3/31/05	12/31/05	9/30/05

Net interest income	$189,096	$176,501	$65,673	$65,958	$57,465	$59,349	$59,981
Provision for loan losses	6,364	6,150	2,715	2,059	1,590	2,780	1,200
Noninterest income	73,630	60,202	26,991	25,267	21,372	14,410	20,383
Noninterest expense	144,820	123,125	49,118	51,990	43,712	42,578	42,108
Net income	85,718	78,747	31,215	28,735	25,768	22,630	27,030
Diluted earnings per share	$1.74	$1.71	$0.62	$0.57	$0.55	$0.49	$0.59
Return on average equity	17.05%	19.59%	17.09%	16.50%	17.64%	16.58%	19.76%
Return on average assets	1.38%	1.51%	1.44%	1.33%	1.44%	1.25%	1.51%
Net interest margin	3.71%	3.89%	3.69%	3.70%	3.76%	3.79%	3.88%
Efficiency ratio	50.86%	49.33%	49.06%	52.12%	51.51%	49.76%	49.39%

Period end shares outstanding	50,001	45,385	50,001	49,925	49,866	45,387	45,385
Book value per share	$14.92	$11.81	$14.92	$13.92	$13.81	$11.99	$11.81
Dividends declared per share	$0.825	$0.740	$0.275	$0.275	$0.275	$0.275	$0.250

Asset Quality Data
Unaudited	Year to Date		Quarters Ended

(Amounts in thousands)	9/30/06	9/30/05	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

Nonaccrual loans	$17,459	$12,206	$17,459	$15,447	$17,178	$11,990	$12,206
Foreclosed real estate	4,088	2,711	4,088	4,195	4,033	2,878	2,711
Loans past due 90 days and still accruing	11,296	10,386	11,296	14,185	10,693	8,958	10,386

Nonperforming loans to loans	0.34%	0.28%	0.34%	0.31%	0.34%	0.28%	0.28%
Nonperforming assets to loans plus foreclosed real estate	0.42%	0.35%	0.42%	0.39%	0.42%	0.35%	0.35%
Nonperforming assets plus loans past due 90 days to loans plus foreclosed real estate	0.65%	0.59%	0.65%	0.67%	0.63%	0.55%	0.59%
Reserve for loan losses to loans	1.23%	1.31%	1.23%	1.24%	1.24%	1.31%	1.31%
Reserve for loan losses to nonperforming loans	357%	461%	357%	404%	363%	470%	461%

Provision for loan losses	$6,364	$6,150	$2,715	$2,059	$1,590	$2,780	$1,200
Net loan charge-offs	6,322	6,585	2,704	2,053	1,565	2,670	1,179

Net loan charge-offs to average loans	0.18%	0.21%	0.21%	0.16%	0.15%	0.25%	0.11%